EXHIBIT 10.2
                                                                    ------------

                                WAIVER AGREEMENT
                                ----------------

         This Waiver Agreement (this "Agreement") dated as of December 5, 2005, is made between GMX Resources Inc., an Oklahoma corporation ("Borrower"), and Hibernia National Bank, a national banking association ("Lender") who agrees as follows:

         A. This Agreement pertains to that certain Loan Agreement (Line of Credit) dated as of July 29, 2005, between Borrower and Lender (the "Loan Agreement"). As used in this Agreement, capitalized terms used herein without definition herein shall have the meanings provided in the Loan Agreement.

         1. Borrower has advised Lender that Borrower desires to establish a new Subsidiary as an Oklahoma corporation (and qualified to do business in Texas), with 100% of the capital stock owned by the Borrower. This new Subsidiary will acquire and operate one or more drilling rigs. The Borrower will provide working capital to the new Subsidiary, a portion of which will be funded from the Loan. The new Subsidiary's acquisition of its first rig will be by purchase from McLachlan Drilling Company for an aggregate purchase price of approximately $5,100,000.00. This price is to be paid on or about January 2, 2006, and for the 1 month interim period Borrower on behalf of the new Subsidiary shall incur indebtedness owing to McLachlan Drilling Company, secured by a security interest Lien on the drilling rig being acquired. At Borrower's request, and subject to the terms of this Agreement, Lender hereby grants a one-time waiver or consent as to each of (i) the covenant in Section 6.3 requiring the Lender's prior written consent for the Borrower to establish a new Subsidiary, to permit the establishment of this Subsidiary, (ii) the covenant in Section 6.1 limiting Debt, to permit the purchase money Debt owing to McLachlan Drilling Company, and
(iii) the covenant in Section 6.2 prohibiting Liens, to permit the purchase money Lien in favor of McLachlan Drilling Company.

         2. Borrower and Lender agree to execute and deliver promptly a First Amendment to Loan Agreement, which shall include without limitation agreements by Borrower (a) to pledge the stock of the new Subsidiary to the Lender pursuant to the terms of a security agreement in substantially the same form as the Security Agreement (Stock) pledging the stock of Endeavor, (b) to cause all loan advances made by the Borrower to the new Subsidiary to be evidenced by a negotiable promissory note which (i) is payable to the order of the Borrower,
(ii) waives the Subsidiary's right to set off, (iii) is secured by a security interest in the drilling rigs, and (iv) is (together with such security agreement) otherwise in form and substance reasonably satisfactory to the Lender, (c) to pledge such intercompany note to Lender and to cause the Subsidiary to execute and deliver to Lender an acknowledgment of the pledge of the intercompany note by the Borrower to the Lender as further security for the Indebtedness, all in form and substance satisfactory to the Lender, and (d) to establish a maximum limit on the amount of the Borrower's investment (both debt and equity) in the new Subsidiary under Section 6.3 at $12 million. In connection with the foregoing, the Borrower shall execute and deliver or cause the new Subsidiary to execute and deliver such further documents, agreements and instruments in compliance with or accomplish of the foregoing, including without limitation the note by the new Subsidiary to the Borrower, the security agreement by the new Subsidiary to the Borrower, the security agreement by the Borrower to the Lender pledging the promissory note, an acknowledgment of pledge by the new Subsidiary in favor of the Lender, a stock pledge agreement by the Borrower, the originals of intercompany promissory note and stock certificate, both endorsed and delivered to the Lender, and the corporate documents and resolutions of the new Subsidiary and Borrower.

         3. The First Amendment to Loan Agreement shall be executed by the parties no later than December 20, 2005, together with the stock pledge agreement by Borrower and delivery of the stock certificate. The Debt owing by the Borrower to McLachlan Drilling Company for the purchase of the drilling rig shall not exceed $5,200,000.00 and, and the Lien granted to McLachlan Drilling Company shall encumber only the drilling rig being purchased and no other assets. The Debt owing to McLachlan Drilling Company shall be paid in full, and the Lien held by McLachlan Drilling Company shall be released of record, no later than January 18, 2006. The Collateral Documents pledging the promissory note issued by Subsidiary to Borrower (and related documents as provided herein) shall be executed and delivered to Lender no later than January 25, 2005.

         4. Except as expressly modified by this Agreement, all terms and provisions of the Loan Agreement are hereby ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

         5. Borrower hereby represents and warrants that no Default has occurred and is continuing on the date hereof, and further represents and warrants that all of the representations, warranties and covenants made in the Loan Agreement are, as of the date hereof, true and correct in all material respects.

         6. Borrower hereby represents and warrants that there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note and the Loan Agreement, and to the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action might exist, whether known or unknown, such items are hereby waived by the Borrower.

         7. Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including the reasonable fees and expenses of counsel for the Lender). In addition, Borrower shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Agreement and the other instruments and documents to be delivered hereunder and agrees to hold Lender harmless from and against any all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.




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

         8. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties specifically confirm their intent to be bound by delivery of such signed counterparts by telecopier.



                                          GMX RESOURCES INC.


                                          By: /s/ Ken L. Kenworthy, Sr.
                                              ----------------------------
                                              Name:  Ken L. Kenworthy, Sr.
                                              Title: Executive Vice President
                                                     and CFO




                                          HIBERNIA NATIONAL BANK


                                          By: /s/ David R. Reid
                                              ----------------------------
                                              Name:  David R. Reid
                                              Title: Senior Vice President




















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